UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 31, 2006
(Date of Report)
Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14665 (Commission File Number)	75-2649230 (IRS Employer Identification No.)
14860 Montfort Drive, Suite 250, Dallas, Texas 75254
(Address of principal executive offices)
(972) 458-1701
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
          On May 31, 2006 the Registrant appointed Kent McRee as its President. The terms of Mr. McRee’s employment are set forth under Item 5 of this Report on Form 8-K and incorporated by reference herein.
Item 5.02      Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          On May 31, 2006, the Registrant issued a press release announcing the appointment of Kent McRee to succeed Don Crosbie as President of the Registrant. Mr. Crosbie will continue to serve the Registrant as Chief Executive Officer. Mr. McRee is employed at will at a salary of $4,807.69 per bi-weekly pay period and is entitled to certain benefits, options and bonuses as detailed in the offer letter and bonus agreement attached to this report as exhibits and incorporated herein by reference.
Item 7.01      Regulation FD Disclosure.
          Attached hereto as Exhibit 99.1 is the Press Release issued by the Registrant on May 31, 2006.
          Pursuant to General Instruction B.2 of Form 8-K, the information in such exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01      Financial Statements and Exhibits.
          (d)      Exhibits
10.1	Offer Letter of Mr. Kent McRee

10.2	Bonus Agreement Letter of Mr. Kent McRee Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated May 31, 2006

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 31, 2006

CLAIMSNET.COM, INC.
By:	/s/ Laura M. Bray
Name:	Laura M. Bray
Title:	Chief Financial Officer